Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-4 of our report dated March 16, 2007, relating to the consolidated financial statements of Luminent Mortgage Capital, Inc. and subsidiaries for the year ended December 31, 2006 and 2005, appearing in the Prospectus which is part of this Registration Statement.
We also consent to the reference to us under the heading “Experts” in such Prospectus.
/s/ Deloitte & Touche LLP
San Francisco, California
March 25, 2008